Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Waste Services, Inc. (Previously Capital Environmental Resource Inc.)

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (File No. 333-116795) and Form S-8 (File No. 333-117912) of our report dated March 12, 2004, relating to the consolidated financial statements which appears in the Annual Report on Form 10-K.

BDO Dunwoody LLP
Toronto, Ontario

March 9, 2005